As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neuronetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-1051425
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

2020 Inducement Incentive Plan

(Full title of the plan)

W. Andrew Macan

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, PA 19355

(877) 600-7555

(Name, address and telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Neuronetics, Inc. (the “Company”), in accordance with General Instruction E to Form S-8, to register 500,000 additional shares of common stock for issuance under the Neuronetics, Inc. 2020 Inducement Incentive Plan (the “Plan”), as adopted by the Company’s Board of Directors on December 2, 2020. The contents of the Company’s Registration Statement on Form S-8 (No. 333-252233) filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2021 is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are incorporated in this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 8, 2022;
(b)	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2022;
(c)	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 12, 2022 and for the fiscal quarter ended June 30, 2022, filed with the SEC on August 2, 2022;
(d)	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 22, 2022, February 28, 2022, May 5, 2022, May 27, 2022 and July 18, 2022; and
(e)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38546) filed with the Commission on June 19, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Our Commission File Number is 001-38546.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1	Ninth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K filed July 6, 2018).

4.2	Certificate of Amendment to the Registrant’s Ninth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed May 30, 2019).

4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 10.3 to the Form 10-Q filed August 3, 2021).

4.4	Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K filed April 9, 2021).

4.5	Specimen Stock Certificate evidencing shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225307)).

5.1*	Opinion of Morrison & Foerster LLP.

10.1	Neuronetics, Inc. 2020 Inducement Incentive Plan. (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-252233)).

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table.

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on August 5, 2022.

NEURONETICS, INC.

/s/ Stephen Furlong
Stephen Furlong
SVP, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Sullivan and Stephen Furlong, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith J. Sullivan	President, Chief Executive Officer and Director	August 5, 2022
Keith J. Sullivan	(Principal Executive Officer)

/s/ Stephen Furlong	Senior VP, Chief Financial Officer and Treasurer	August 5, 2022
Stephen Furlong	(Principal Financial and Accounting Officer)

/s/ Megan Rosengarten	Director	August 5, 2022
Megan Rosengarten

/s/ Sheryl Conley	Director	August 5, 2022
Sheryl Conley

/s/ John Bakewell	Director	August 5, 2022
John Bakewell

/s/ Wilfred Jaeger, M.D.	Director	August 5, 2022
Wilfred Jaeger, M.D.

/s/ Glenn Muir	Director	August 5, 2022
Glenn Muir

/s/ Robert Cascella	Director	August 5, 2022
Robert Cascella

/s/ Bruce Shook	Director	August 5, 2022
Bruce Shook